Exhibit 10.40.9

AMENDMENT NO. 9

TO THE

UNIFIED GROCERS, INC.

SHELTERED SAVINGS PLAN

Unified Grocers, Inc. (the “Company”) hereby amends the above-named plan (the “Plan”), effective as of January 1, 2008, except as otherwise provided below, as follows:

1. Section 3.8 of the Plan is hereby amended in its entirety to read as follows:

“Section 3.8: Actual Deferral Percentage Test.

(a) It is the Company’s intent that all Elective Contributions shall satisfy the requirements of Code Section 401(k), as provided in the final Regulations thereunder, effective for Plan Years beginning after December 31, 2005, and the Plan should be construed accordingly. Further, such Regulations are hereby incorporated by reference.

(i) The amount of Elective Contributions made in any Plan Year on behalf of all Highly Compensated Employees shall not result in an Actual Deferral Percentage for such Highly Compensated Employees that exceeds the greater of:

(A) the Actual Deferral Percentage for all Non-Highly Compensated Employees for the current Plan Year, multiplied by 1.25; or

(B) the Actual Deferral Percentage for all Non-Highly Compensated Employees for the current Plan Year, multiplied by two, provided that the Actual Deferral Percentage for all Highly Compensated Employees does not exceed the Actual Deferral Percentage for all Non-Highly Compensated Employees for the current Plan Year by more than two percentage points.

(ii) For the purposes of this subsection (a), the amount of Elective Contributions shall relate to Earnings that either (A) would have been received by the Participant in the Plan Year but for the Participant’s election to defer receipt of his or her Earnings pursuant to the terms of the Plan; or (B) is attributable to services performed by the Participant in the Plan Year and, but for the Participant’s election to defer, would have been received by the Participant within 2 1/2 months after the close of the Plan Year.

(iii) RESERVED

(iv) RESERVED

(v) If the Committee elects to apply Code Section 410(b)(4)(B) to determine whether the cash or deferred arrangement provided for in the Plan satisfies the coverage requirements provided for in Code Section 410(b)(1), then for purposes of subsection (i) above, the Committee may either (A) exclude all eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A); or (B) disaggregate the Plan and perform the ADP test separately for all eligible Employees who have completed the minimum age and service requirements of Code Section 410(a)(1)(A) and for all eligible Employees who have not completed the minimum age and service requirements of Code Section 410(a)(1)(A).

(vi) For purposes of determining the ADP test, Elective Contributions, Deemed Elective Contributions and Additional Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.

(b) Adjustment To Actual Deferral Percentage Tests. If the Committee determines at any time that the limitation on Elective Contributions set forth in subsection (a) above will be exceeded for any Plan Year:

(i) the Company may, at its sole option (but still subject to the limitations contained elsewhere in the Plan), either (A) designate that all or any portion of its Non-Elective Contribution for such Plan Year (if, and to the extent, it has been made prior to such date and has not been previously allocated pursuant to Section 4.5) shall be treated as an Elective Contribution (the ‘Deemed Elective Contribution’) or (B) make an additional contribution (the ‘Additional Contribution’) that shall be treated as an Elective Contribution. In either case, it shall be made on behalf of all Participants other than Highly Compensated Employees, or on behalf of all Participants, as determined by the Committee, in the amount necessary so that the limitation set forth in subsection (a) will not be exceeded. If the Plan is disaggregated pursuant to subsection (a)(v), such Deemed Elective Contribution or Additional Contribution may be made, as determined by the Committee, to either or both portions of such disaggregated Plan. Any Deemed Elective Contribution or Additional Contribution shall be (A) prorated among the Participants on whose behalf it was made, on the basis of each such Participant’s Earnings for such Plan Year, and (B) credited to each such Participant’s Deferred Income Account; or

(ii) the Committee shall reduce the amount of the Elective Contributions made by the Highly Compensated Employees in the amount necessary so that the limitation set forth in subsection (a) above will not be exceeded. The amount by which each Highly Compensated Employee whose Elective Contributions is reduced (the ‘Excess Contributions’) shall be returned to the Company to be paid to such Highly Compensated Employee pursuant to subsection (h) below. For purposes of the foregoing, the amount of Excess Contributions made by the Highly Compensated Employees for a Plan Year is the

excess of: (a) the aggregate amount of Elective Contributions actually taken into account in computing the Actual Deferral Percentage for all Highly Compensated Employees for such Plan Year, over (b) the maximum amount of such Elective Contributions permitted by the Actual Deferral Percentage test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages, beginning with the highest of such percentages). Such amount of Excess Contributions shall be allocated to the Highly Compensated Employees who made the largest amounts of Elective Contributions during the Plan Year, beginning with the Highly Compensated Employee with the largest amount of such Elective Contributions and continuing in descending order until all the Excess Contributions have been allocated. This leveling method, under which the Elective Contributions made by the Highly Compensated Employee who made the largest amount of Elective Contributions during the Plan Year is reduced, shall be repeated to the extent required to:

(A) Enable the Plan to satisfy the Actual Deferral Percentage test described in subsection (a) above, or

(B) Cause such Highly Compensated Employee’s Elective Contributions to equal the Elective Contributions of the Highly Compensated Employee with the next largest amount of Elective Contributions.

The amount of Excess Contributions to be distributed pursuant to subsection (h) below for a Plan Year with respect to any Highly Compensated Employee shall not exceed the amount of Elective Contributions made on behalf of such Highly Compensated Employee for such Plan Year. To the extent a Highly Compensated Employee has not reached his or her Catch-up Contribution limit under the Plan, Excess Contributions allocated to such Highly Compensated Employee shall be treated as Catch-up Contributions and will not be treated as Excess Contributions. If such excess amounts (other than Catch-up Contributions) are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Company with respect to such amounts. Excess Contributions shall be treated as annual additions under the Plan even if distributed.

(iii) In addition to the foregoing, the Committee may also utilize any method provided under the Code Section 401(k) Regulations in order to satisfy the Actual Deferral Percentage Tests, including, without limitation, recharacterizing Elective Contributions as Voluntary Contributions and using alternative definitions of Compensation or Earnings for testing purposes.

(c) For the purposes of this Section, the following definitions shall apply:

(i) ‘Actual Deferral Percentage’ or ‘ADP’ shall mean, with respect to the groups consisting of (A) all Highly Compensated Employees and (B) all Non-Highly Compensated Employees, the average of the Actual Deferral Ratios for each such group, calculated separately for each Participant in each such Group.

(ii) ‘Actual Deferral Ratio’ shall mean the ratio that:

(A) the amount of the Elective Contributions (excluding Catch-up Contributions), Deemed Elective Contributions, and Additional Contributions made on behalf of each Participant for a Plan Year, bears to

(B) such Participant’s Earnings for such Plan Year.

For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Contributions shall be treated as a Participant on whose behalf no Elective Contributions are made.

(d) For the purposes of this Section, the Actual Deferral Percentage for any Highly Compensated Employee who is eligible to have Elective Contributions, Deemed Elective Contributions, or Additional Contributions allocated to his or her account(s) under two or more plans or arrangements described in Code Section 401(k) that are maintained by the Company or any Affiliated Company shall be determined as if all such Elective Contributions, Deemed Elective Contributions, and Additional Contributions were made under a single arrangement.

(e) The determination and treatment of the Elective Contributions, Deemed Elective Contributions, Additional Contributions, and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(f) The determination of who is a Highly Compensated Employee, including the determination of the Earnings that is considered, will be made in accordance with Code Section 414(q).

(g) Distribution Of Excess Deferrals.

(i) If any Participant has any Excess Deferrals for any calendar year, and if he or she makes a claim pursuant to subsection (ii) below, then the Excess Deferrals allocable to the Plan pursuant to such claim shall be returned to the Company to be distributed to such Participant. Such distribution shall be made no later than the April 15th following the calendar year to which such Excess Deferrals relate.

(ii) A Participant’s claim for Excess Deferrals shall be in writing, signed by such Participant, and submitted to the Committee no later than the March 1st following the calendar year to which such Excess Deferrals relate. Such claim shall also specify the amount of such Participant’s Excess Deferrals for such calendar year allocable to the Plan and shall be accompanied by such Participant’s statement that, if such Excess Deferrals are not distributed, such Excess Deferrals, when added to all amounts deferred by such Participant under all plans, contracts or arrangements described in Code Sections 401(k), 408(k), or 403(b) of the Company or any Affiliated Company, exceed the limit imposed on such Participant by Code Section 402(g) for the year to which the Excess Deferrals relate.

(iii) For the purposes of this Section, a Participant’s ‘Excess Deferrals’ shall mean the amount of such Participant’s Elective Contributions that are allocated to the Plan pursuant to subsection (i) above, and that either (A) are made during the Participant’s taxable year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions) for such year, or (B) are made during the calendar year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions) for the Participant’s taxable year beginning in such calendar year, counting only Elective Contributions made under the Plan and any other plan, contract, or arrangement maintained by the Company or any Affiliated Company.

(iv) The Excess Deferrals shall be adjusted for income, gain or loss for the Plan Year pursuant to any reasonable method adopted by the Committee, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all Excess Deferrals under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.

(v) The Committee shall (unless otherwise allowed by the Code and/or Regulations) further adjust the Excess Deferrals for income, gain or loss for the gap period between (A) the last day of the Plan Year and (B) the date of distribution of the Excess Deferrals, provided that such adjustments are made pursuant to any reasonable method adopted by the Committee that does not violate Code Section 401(a)(4) and is used consistently for all Participants and for all Excess Deferrals under the Plan for the Plan Year.

(h) Distribution Of Excess Contributions.

(i) Despite any other provision of the Plan, any Excess Contributions that are to be distributed pursuant to Section 3.8(b), and the income, gain or loss allocable thereto, shall be distributed no later than the last day of the Plan Year following the Plan Year to which such Excess Contributions relate.

(ii) The Excess Contributions shall be adjusted for income, gain or loss for the Plan Year pursuant to any reasonable method adopted by the Committee, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all Excess Contributions under the

Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.

(iii) The Committee may elect to further adjust the Excess Contributions for income, gain or loss, for the gap period between (A) the last day of the Plan Year and (B) the date of distribution of the Excess Contributions, provided that such adjustments are made pursuant to any reasonable method adopted by the Committee that does not violate Code Section 401(a)(4) and is used consistently for all Participants and for all Excess Contributions under the Plan for the Plan Year.

(iv) The Excess Contributions that would otherwise be distributed to a Participant shall be reduced, in accordance with the Regulations, by the amount of Excess Deferrals distributed to such Participant.

(i) Alternative Method Of Satisfying The ADP Test. Despite any other provision of the Plan, effective for Plan Years beginning on and after January 1, 2009, the Elective Contributions for any Plan Year shall be deemed to satisfy subsection (a)(i) above if:

(i) Matching Contribution. The Company makes a Matching Contribution on behalf of each Participant who is a Non-Highly Compensated Employee. The Company’s Matching Contribution for each such Participant shall be an amount equal to that specified in Section 3.3(i). For all purposes under this subsection (i)(i), the Matching Contribution rate for any Participant who is a Highly Compensated Employee shall not be greater than the Matching Contribution rate for any Participant who is a Non-Highly Compensated Employee.

(ii) Within a reasonable period before each Plan Year, the Committee must give each Participant a written notice of the Participant’s rights and obligations under the Plan. The written notice must be sufficiently accurate and comprehensive to apprise the Participant of his or her rights and obligations and written in a manner calculated to be understood by the average Participant.

(iii) If the Plan is disaggregated pursuant to subsection (a)(v), this subsection (i) shall only apply to the portion of the Plan for which Matching Contributions are made pursuant to Section 3.3(i).

(iv) It is the intent of the Company that the Plan comply with the safe harbor matching requirements of Code Section 401(k)(12), and it shall be construed accordingly.”

2. Section 3.9 of the Plan is hereby amended in its entirety to read as follows:

“Section 3.9: Actual Contribution Percentage Test.

(a) It is the Company’s intent that all Matching Contributions and Voluntary Contributions shall satisfy the requirements of Code Section 401(m), as provided in the final Regulations thereunder, effective for Plan Years beginning after December 31, 2005, and the Plan should be construed accordingly. Further, such Regulations are hereby incorporated by reference.

(i) The ‘Actual Contribution Percentage’ for eligible Participants in any Plan Year who are all Highly Compensated Employees shall not exceed the greater of:

(A) the Actual Contribution Percentage for all eligible Participants who are Non-Highly Compensated Employees for the current Plan Year, multiplied by 1.25; or

(B) the Actual Contribution Percentage for all eligible Participants who are Non-Highly Compensated Employees for the current Plan Year, multiplied by two, provided that the Actual Contribution Percentage for all eligible Participants who are Highly Compensated Employees does not exceed the Actual Contribution Percentage for all Participants who are Non-Highly Compensated Employees for the current Plan Year by more than two percentage points.

(ii) RESERVED

(iii) RESERVED

(iv) If the Committee elects to apply Code Section 410(b)(4)(B) to determine whether the Plan satisfies the coverage requirements provided for in Code Section 410(b)(1), then for purposes of subsection (i) above, the Committee may either (A) exclude all eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A); or (B) disaggregate the Plan and perform the ADP test separately for all eligible Employees who have completed the minimum age and service requirements of Code Section 410(a)(1)(A) and for all eligible Employees who have not completed the minimum age and service requirements of Code Section 410(a)(1)(A).

(b) Definitions. For the purposes of this Section, the following definitions shall apply:

(i) ‘Actual Contribution Percentage’ shall mean, with respect to the groups consisting of (A) all Highly Compensated Employees and (B) all Non-Highly Compensated Employees, the average of the Actual Contribution Ratios for each such group, calculated separately for each Participant in each such group.

(ii) ‘Actual Contribution Ratio’ for a Plan Year shall mean the ratio that:

(A) the amount of the Matching Contributions and Voluntary Contributions made on behalf of each Participant for a Plan Year, bears to

(B) such Participant’s Earnings for such Plan Year.

The Actual Contribution Ratio must be rounded to the nearest 100th of 1%.

(iii) ‘Excess Aggregate Contributions’ shall mean, for each Highly Compensated Employee, the total Matching Contributions and Voluntary Contributions made on behalf of such Highly Compensated Employee for such Plan Year, minus the amount determined by multiplying the Employee’s Actual Contribution Ratio by the Employee’s Earnings for such Plan Year.

(c) Elective Deferrals And Non-Elective Contributions. For purposes of determining the Actual Contribution Percentage and the amount of Excess Aggregate Contributions pursuant to this Section, only Matching Contributions and Voluntary Contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Committee may elect to take into account, with respect to Employees eligible to have Matching Contributions pursuant to this Section allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-1(b)) and qualified nonelective contributions (as defined in Code Section 401(m)(4)(c)) contributed to any plan maintained by the Company. Such elective deferrals and qualified non-elective contributions shall be treated as Matching Contributions subject to Treasury Regulation Section 1.401(m)-1(b)(2). However, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified nonelective contributions are made.

(d) Plan Aggregation. For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), if two or more plans, which are maintained by the Company or any Affiliated Company, to which matching contributions, Employee contributions, or both, are made, are treated as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than the average benefits tests under Code Section 410(b)(2)(A)(ii)), such plans shall be treated as one plan.

(i) In addition, two or more plans of the Company to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections 401(a)(4), 410(b) and 401(m). In such a case, the aggregated plans must satisfy this Section and Code Sections 401(a)(4), 410(b) and 401(m) as though such aggregated plans were a single plan. However, plans may be aggregated under this subsection only if they have the same plan year.

(ii) Despite the foregoing, an employee stock ownership plan described in Code Section 4975(e)(7) may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).

(e) Contribution Aggregation. If a Highly Compensated Employee is a Participant under two or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) which are maintained by the Company or an Affiliated Company to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Employee shall be aggregated for purposes of determining such Highly Compensated Employee’s Actual Contribution Ratio. However, if the plans have different plan years, this subsection shall be applied by treating all plans ending with or within the same calendar year as a single plan.

(f) Distribution of Excess Aggregate Contributions.

(i) If the Committee determines at any time that the limitation on Matching Contributions and Voluntary Contributions set forth in subsection (a) above will be exceeded for any Plan Year, the Committee (on or before the end of the following Plan Year) shall direct the Trustee to:

(A) distribute to the Highly Compensated Employee who received the most Matching Contributions and Voluntary Contributions during the Plan Year, his or her vested portion of Excess Aggregate Contributions (and income allocable to such contributions) or,

(B) if forfeitable, forfeit such non-vested Excess Aggregate Contributions attributable to Matching Contributions (and income allocable to such Forfeitures)

until either one of the tests set forth in this Section is satisfied, or until the amount of Matching Contributions and Voluntary Contributions that such Highly Compensated Employee received equals the Matching Contributions and Voluntary Contributions received by the Highly Compensated Employee who received the second highest Matching Contributions and Voluntary Contributions. This process shall continue until one of the tests set forth in this Section is satisfied. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Company with respect to those amounts.

(ii) The Excess Aggregate Contribution shall be adjusted for income, gain or loss for the Plan Year pursuant to any reasonable method adopted by the Committee, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all Excess Aggregate Contributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.

(iii) The Committee may elect to further adjust the Excess Aggregate Contributions for income, gain or loss for the gap period between (A) the last day of the Plan Year and (B) the date of distribution of the Excess Aggregate Contributions, provided that such adjustments are made pursuant to any reasonable method adopted by the Committee that does not violate Code Section 401(a)(4) and is used consistently for all Participants and for all Excess Aggregate Contributions under the Plan for the Plan Year.

(iv) Any distribution (and/or Forfeiture) of less than the entire amount of Excess Aggregate Contributions (and income) shall be treated as a pro rata distribution (and/or Forfeiture) of Excess Aggregate Contributions and income. Distribution of Excess Aggregate Contributions shall be designated by the Company as a distribution of Excess Aggregate Contributions (and income). Forfeitures of Excess Aggregate Contributions shall be treated in accordance with Section 4.4. However, no such Forfeiture may be allocated to a Highly Compensated Employee whose contributions are reduced pursuant to this Section.

(v) Excess Aggregate Contributions shall be treated as Company contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

(vi) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be recharacterized as a Deemed Elective Contribution (as described in Section 3.8(b) above) for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Company that ends with or within the Plan Year.

(vii) Despite the above, within 12 months after the end of the Plan Year, the Company may make a special qualified Non-Elective Contribution on behalf of Non-Highly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in this Section. Such contribution shall be allocated to the Deferred Income Account of each Participant who is Non-Highly Compensated Employee in the same proportion that each such Participant’s Earnings for the Plan Year bears to the total Earnings of all such Participants for such Plan Year. A separate accounting shall be maintained for the purpose of excluding such contributions for the ‘Actual Deferral Percentage’ test set forth in Section 3.8.

(viii) In addition to the foregoing, the Committee may also utilize any method under the Code Section 401(m) Regulations in order to satisfy the Actual Contribution Percentage Tests, including, without limitation, using alternative definitions of Compensation or Earnings for testing purposes.”

3. A new Section 6.7(e) is hereby added to the Plan to read as follows:

“(e) If a nonspouse Beneficiary who is a distributee of any Eligible Rollover Distribution (i) elects to have such distribution paid directly to an individual retirement plan described in Code Sections 408(a) or 408(b) that is established for the purpose of receiving the distribution on behalf of a designated Beneficiary (as defined in Code Section 401(a)(9)(E)) who is a nonspouse Beneficiary (a ‘Nonspouse IRA’) and (ii)

specifies the Nonspouse IRA to which such distribution is to be paid (in such form and at such time as the Committee may prescribe), then such distribution shall be made in the form of a direct trustee-to-trustee transfer to such Nonspouse IRA, provided that such Nonspouse IRA accepts such a transfer. The foregoing sentence shall apply only to the extent that such Eligible Rollover Distribution would be includable in gross income if not transferred as provided in such sentence (determined without regard to Code Section 402(c)). The direct rollover must be made to a Nonspouse IRA on behalf of the designated Beneficiary that will be treated as an inherited IRA pursuant to the provisions of Code Section 402(c)(11).”

4. Section 10.3 of Schedule A of the Plan is amended in its entirety to read as follows:

“3. Limitation. Employees shall not be entitled to receive any Company Matching Contributions with respect to any catch-up contribution made pursuant to the foregoing, except pursuant to Section 3.3(i) of the Plan.”

* * * * *

The Company has caused this Amendment No. 9 to be signed on the date indicated below, to be effective as indicated above.

“Company”

UNIFIED GROCERS, INC.

Dated: December 29, 2008	By:	/s/ Robert M. Ling, Jr.
	Its:	Executive Vice President & General Counsel